  As filed with the Securities and Exchange Commission on January 19, 1995.
                                Registration No. 33-

                    SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                               DEAN FOODS COMPANY
            (Exact name of registrant as specified in its charter)

        Delaware                                        36-0984820
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                   Identification No.)
                              ---------------
                            3600 North River Road
                           Franklin Park, IL 60131
                                (708) 678-1680
                      (Address, including zip code, and
                       telephone number, including area
                       code, of registrant's principal
                              executive offices)

                              Eric A. Blanchard
                              3600 N. River Road
                           Franklin Park, IL 60131
                                (708) 678-1680
                          (Name, address, including
                           zip code, and telephone
                            number, including area
                         code, of agent for service)

                                  Copies to:

H. Kurt von Moltke                          Kevin F. Blatchford
Kirkland & Ellis                            Sidley & Austin
200 East Randolph Drive                     One First National Plaza
Chicago, IL 60601                           Chicago, IL 60603

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

                        -------------------------------

                        CALCULATION OF REGISTRATION FEE

Title of each class     Amount       Proposed     Proposed
of securities to        to be        maximum     maximum aggregate    Amount of
be registered         registered     offering    offering price(1)   registration
                                     price per                       fee
                                     unit(1)
- ----------------------------------------------------------------------------------
Debt Securities    $300,000,000(2)   100%        $300,000,000          $103,448


(1)   Estimated solely for the purpose of calculating the registration fee.

(2) In the case of debt securities issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price of the amount set forth above or, in the case of debt securities denominated in a currency other than U.S. dollars or in a composite currency, such U.S. dollar amount as shall result from converting the aggregate public offering price of such debt securities into U.S. dollars at the spot exchange rate in effect on the date such debt securities are initially offered to the public.

                              ------------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                  SUBJECT TO COMPLETION DATED JANUARY 19, 1995
PROSPECTUS
                                  $300,000,000
                               DEAN FOODS COMPANY
                                DEBT SECURITIES

     Dean Foods Company (the "Company") intends to issue from time to time senior debt securities (the "Senior Securities") and/or subordinated debt securities (the "Subordinated Securities") each of which will be a direct, unsecured obligation of the Company for aggregate proceeds not to exceed the equivalent of $300,000,000 and offered to the public on terms determined by market conditions at the time of sale (the Senior Securities and the Subordinated Securities being herein referred to collectively as the "Debt Securities"). The Debt Securities may be denominated in U.S. dollars or in any other currency, including composite currencies such as the European Currency Unit, as may be designated by the Company (the "Specified Currency"). Debt Securities may be sold for U.S. dollars or any other currency, including composite currencies and the principal of and any interest on Debt Securities may be payable in U.S. dollars, or in any other currency, including composite currencies, in each case, as the Company specifically designates.

     The Debt Securities may be issued in one or more series with the same or various maturities at or above par or with an original issue discount. The specific designation, aggregate principal amount, authorized denominations, purchase price, maturity, interest rate (or method of calculation) and time of payment of any interest, any terms for redemption or repurchase, any listing on a securities exchange or other specific terms of the Debt Securities in respect of which this Prospectus is being delivered (the "Offered Securities") are set forth in the accompanying supplement to the Prospectus (the "Prospectus Supplement"), together with the terms of offering of the Offered Securities.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
          ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
            ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

        The Debt Securities may be offered directly, through agents designated from time to time, through dealers or through underwriters. Such agents or underwriters may act alone or with other agents or underwriters. See "Plan of Distribution." Any such agents, dealers or underwriters are set forth in the Prospectus Supplement. If an agent of the Company or a dealer or underwriter is involved in the offering of the Offered Securities, the agent's commission, dealer's purchase price, underwriter's discount and net proceeds to the Company will be set forth in, or may be calculated from, the Prospectus Supplement.
Any
underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

     This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

              The date of this Prospectus is January      , 1995.


                           * SUBJECT TO COMPLETION *

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OR AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     IN CONNECTION WITH AN OFFERING, THE UNDERWRITERS FOR SUCH OFFERING MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE DEBT SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus or any Prospectus Supplement, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or by any underwriter, agent or dealer. This Prospectus and any Prospectus Supplement shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus and any Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that the information therein is correct as of any time subsequent to the date thereof.

                           _________________________

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy material and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy material and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices, at 500 West Madison, 14th Floor, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy material and other information concerning the Company also may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto as permitted by the rules and regulations of the Commission. For information with respect to the Company and the Debt Securities, reference is hereby made to the Registration Statement and the exhibits thereto. The Registration Statement may be inspected without charge by anyone at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission upon payment of the prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement of which this Prospectus forms a part, each such statement being qualified in all respects by such reference.


                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents heretofore filed by the Company under the Exchange Act with the Commission are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the year ended May 29, 1994.

         (2)     The Company's Report on Form 8-K dated June 20, 1994.

         (3) The Company's Quarterly Reports on Form 10-Q for the thirteen week period ended August 28, 1994 and the twenty-six week period ended November 27, 1994.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of Debt Securities contemplated hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference other than exhibits to such documents. Requests for such copies should be directed to the Corporate Secretary, Dean Foods Company, 3600 North River Road, Franklin Park, Illinois 60131, telephone number (708) 678-1680.

     Unless the context indicates otherwise, as used in this Prospectus the term "Company" refers to Dean Foods Company and its consolidated subsidiaries. The Company's fiscal year ends on the last Sunday in May. Unless the context indicates otherwise, references herein to years are for years ending on that date.

                                  THE COMPANY

     Dean Foods Company and its subsidiaries are engaged in the processing, purchasing and distribution of dairy and specialty food products. The Company's principal products are Dairy Products (fluid milk, specialty dairy products and ice cream) and Specialty Food Products (canned and frozen vegetables; pickles, relishes and specialty items; powdered products; and sauces, puddings and dips). A significant portion of the Company's products are sold under private labels. The Company also operates a trucking business hauling less-than-truckload freight, concentrating primarily on refrigerated and frozen cartage.

         Acquisitions have been an important factor in the Company's strategy. The Company generally focuses on food companies having a well-established reputation for quality products and service.

     The predecessor to the Company was incorporated in Illinois in 1925. The principal office of the Company is located at 3600 North River Road, Franklin Park, Illinois 60131, and its telephone number is (708) 678-1680.

                                USE OF PROCEEDS

     The Company intends to use the net proceeds of the offering of the Debt Securities for general corporate purposes, which may include repaying existing indebtedness or financing acquisitions. Further details relating to the use of the net proceeds will be set forth in the applicable Prospectus Supplement.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the periods indicated.

         Twenty-Six Weeks                 Fiscal Years
             Ended              ------------------------------------
         November 27, 1994      1994    1993    1992    1991    1990
         -----------------      ----    ----    ----    ----    ----
              5.5               6.2     6.1     5.3     5.9     5.8


     For the purpose of computing the above ratio of earnings to fixed charges, earnings consist of income before taxes, plus fixed charges. Fixed charges consist of interest expense, net, including amortization of discount and financing costs and one-third of the operating rental expenses which management believes is representative of the interest component of rent expense.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Securities") and the extent, if any, to which such general provisions may not apply thereto will be described in the Prospectus Supplement relating to such Offered Securities.

     The Senior Securities are to be issued in one or more series (each such series a "Series") under an Indenture dated as of January 15, 1995, (the "Senior Indenture") between the Company and Bank of America Illinois, as Trustee (the "Senior Trustee"), and the Subordinated Securities are to be issued in one or more Series under an Indenture dated as of January 15, 1995 (the "Subordinated Indenture") between the Company and a trustee to be named prior to an offering of Subordinated Securities, as Trustee (the "Subordinated Trustee"). The forms of the Senior Indenture and the Subordinated
Indenture (being sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture") are filed as exhibits to the Registration Statement. The following summaries of certain provisions of the Debt Securities and the Indentures do not purport to be complete and are subject to, and are qualified in their entireties by reference to, all of the provisions of the Indentures, including the definitions therein of certain terms. Whenever particular provisions or defined terms in the Indentures are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to sections in both Indentures unless otherwise indicated. The Indentures are substantially identical, except for certain covenants of the Company and provisions relating to subordination.

     The Debt Securities will be obligations of the Company exclusively. Because the Company conducts substantially all of its business through its subsidiaries, the ability of the Company to meet its obligations under the Debt Securities and its other indebtedness will be dependent on the earnings and cash flow of its subsidiaries and the ability of its subsidiaries to pay dividends and to advance funds to the Company. In addition, the Company's rights and the rights of its creditors and securities holders, including the holders of the Debt Securities, to participate in the assets of any subsidiary upon such subsidiary's liquidation or recapitalization will be subject to prior claims of such subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against any such subsidiary. Except with respect to the covenants "Limitations on Liens" and "Limitations on Sale and Lease-Back Transactions" contained in the Senior Indenture described below, neither the Senior Indenture nor the Subordinated Indenture restricts or limits the ability of any subsidiary of the Company to incur, create, assume or guarantee indebtedness. At November 27, 1994, the Company's subsidiaries had approximately $25 million of outstanding indebtedness, approximately
$19 million of which was guaranteed by the Company and would have constituted Senior Indebtedness.

     As of November 27, 1994, the Company had approximately $142 million aggregate principal amount of Senior Indebtedness outstanding and no subordinated indebtedness outstanding.

     The Prospectus Supplement will contain any additional or revised information with respect to the senior and subordinated debt outstanding as of the date of the Prospectus Supplement.

GENERAL

     The Indentures do not limit the amount of Debt Securities which can be issued thereunder and provide that debt securities of any Series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. Debt Securities may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European Currency Units ("ECUs"). Special United States federal income tax considerations applicable to any Debt Securities so denominated will be described in the relevant Prospectus Supplement. The Indentures do not limit the amount of other indebtedness or securities, other than in the case of the Senior Indenture certain secured indebtedness as described below, which may be issued by the Company. All Senior Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. All Subordinated Securities will be unsecured and will be subordinated in right of payment to the prior payment in full of Senior Indebtedness (which term includes the Senior Securities) of the Company described below under "Subordination." The Trustee will authenticate and deliver Debt Securities executed and delivered to it by the Company as set forth in the applicable Indenture.

     Reference is made to the Prospectus Supplement for the following and other possible terms of each Series of the Offered Securities in respect of which this Prospectus is being delivered: (i) the title of the Offered Securities and classification as Senior Securities or Subordinated Securities; (ii) any limit upon the aggregate principal amount of the Offered Securities; (iii) the currency or currency units based on or relating to currencies in which such Offered Securities are denominated and/or in which principal (and premium, if any) and/or any interest will or may be payable; (iv) if other than 100% of the principal amount, the percentage of their principal amount at which the Offered Securities will be offered; (v) the date or dates on which the principal of the Offered Securities will be payable (or method of determination thereof); (vi) the rate or rates (or method of determination thereof) at which the Offered Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record dates for the determination of the holders to whom interest is payable; (vii) if other than as set forth herein, the place or places where the principal of and interest, if any, on the Offered Securities will be payable; (viii) the price or prices at which, the period or periods within which and the terms and conditions upon which Offered Securities may be redeemed, in whole or in part, at the option of the Company; (ix) the obligation, if any, of the Company to redeem, repurchase or repay Offered Securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a Holder thereof; (x) whether the Offered Securities will be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee; (xi) whether the Offered Securities will be issuable in registered form or bearer form and, if Offered Securities in bearer form are issuable, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Offered Securities in bearer form; (xii) whether and under what circumstances the Company will pay additional amounts on Offered Securities held by a person which is not a U.S. person (as defined in the Prospectus Supplement) in respect of any tax, assessment or governmental charge withheld or deducted, and if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; and (xiii) any other terms or conditions not inconsistent with the provisions of the Indenture upon which the Offered Securities will be offered. (Section 2.3) "Principal" when used herein includes, when appropriate, the premium, if any, on the Debt Securities.

     Unless otherwise provided in the Prospectus Supplement relating to any Offered Securities, principal and interest, if any, will be payable, and the Debt Securities will be transferable and exchangeable, at the office or offices or agency maintained by the Company for such purposes, provided that payment of interest on the Debt Securities will be paid at such place of payment by check mailed to the persons entitled thereto at the addresses of such persons appearing on the Security Register. Interest on the Debt Securities will be payable on any interest payment date to the persons in whose name the Debt Securities are registered at the close of business on the record date with respect to such interest payment date. (Section 2.7)

     Debt Securities may be issued in fully registered form in minimum denominations of $1,000 and any integral multiple thereof. (Section 2.7) Debt Securities may be exchanged for an equal aggregate principal amount of Debt Securities of the same Series and date of maturity in such authorized denominations as may be requested upon surrender of the Debt Securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.8) No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.8) Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery. (Section 2.8)

     Debt Securities will bear interest at a fixed rate (a "Fixed Rate Security") or a floating rate (a "Floating Rate Security"). Debt Securities bearing no interest or interest at a rate which, at the time of issuance, is below the prevailing market rate, will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the applicable Prospectus Supplement.

     Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factor. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

     The Indenture requires the annual filing by the Company with the Trustee of a certificate as to compliance with all conditions and covenants contained in the Indenture. (Section 3.4)

     The Company will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the Company to purchase Offered Securities at the option of the holders thereof. Any such obligation applicable to a Series of Debt Securities will be described in the Prospectus Supplement relating thereto.

     Unless otherwise described in a Prospectus Supplement relating to any Offered Securities, there are no covenants or provisions contained in either Indenture which may afford the holders of Offered Securities protection in the event of a highly leveraged transaction involving the Company, except to the limited extent described under "Limitations on Liens" and "Limitation on Sale and Lease-Back Transactions" in the Senior Indenture and "Consolidation, Merger, Sale or Conveyance" in the Indentures as described below. Such covenants or provisions are not subject to waiver by the Company's Board of Directors without the consent of the holders of not less than a majority in principal amount of Senior Securities of each Series or Subordinated Securities of each Series, as applicable, as described under "Modification of Indenture" below.

REGISTERED GLOBAL SECURITIES

     The registered Debt Securities of a Series may be issued in the form of one or more fully registered global Debt Securities (a "Registered Global Security") that will be deposited with a depositary (the "Depositary"), or with a nominee for a Depositary identified in the Prospectus Supplement relating to such Series. In such cases, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the Series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to any portion of a Series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such Series. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of persons that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.

     So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Principal and interest payments on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Trustee or any paying agent for such Debt Securities will have any responsibility or liability for any aspect of the records to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interest in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants.

     If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within ninety days or an Event of Default has occurred and is continuing with respect to such Debt Securities, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have the Debt Securities of a Series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such Series in definitive form in exchange for the Registered Global Securities or Securities representing such Debt Securities. (Section 2.8)


PROVISIONS APPLICABLE
SOLELY TO SENIOR DEBT SECURITIES

Limitations on Liens

     The Senior Indenture provides that, so long as any of the Senior Securities of a Series remain outstanding, unless the terms of any Series of Senior Securities provide otherwise, the Company will not and will not permit any Consolidated Subsidiary to issue, assume or guarantee any indebtedness for money borrowed ("Indebtedness") secured by a mortgage, pledge, security interest or other lien (a "Lien") upon or with respect to any Principal Property or on the capital stock of any Consolidated Subsidiary that owns a Principal Property unless (a) the Company makes effective provision pursuant to which the Senior Securities shall be secured by such Lien equally and ratably with any and all other obligations and Indebtedness thereby secured, or (b) the aggregate amount of all such Indebtedness secured by such a Lien on the Company and its Consolidated Subsidiaries then outstanding, together with all Attributable Debt in respect of sale and lease-back transactions existing at such time (with the exception of transactions which are not subject to the limitation described in "Limitation on Sale and Lease-Back Transactions" below), would not exceed 15% of the Consolidated Net Tangible Assets of the Company.

     Such limitation will not apply to, and there shall be excluded in computing such Indebtedness for purposes of this restriction, certain permitted Liens including (a) Liens existing as of the date of the issuance of Senior Securities of any Series, (b) Liens on property or assets of, or any shares of stock or securing Indebtedness of, any corporation existing at the time such corporation becomes a Consolidated Subsidiary, (c) Liens on property or assets or shares of stock or securing Indebtedness existing at the time of acquisition (including acquisition through merger or consolidation) and certain Liens to secure Indebtedness incurred prior to, at the time of or within 180 days after the later of the completion of the acquisition of, or the completion of the construction of and commencement of operation of, any such property, for the purpose of financing all or any part of the purchase price or construction cost thereof, (d) Liens to secure certain development, operation, construction, alteration, repair or improvement costs, (e) Liens in favor of, or which secure Indebtedness owing to, the Company or a Consolidated Subsidiary, (f) Liens in connection with government contracts, including the assignment of moneys due or to come due thereon, (g) certain Liens in connection with legal proceedings to the extent such proceedings are being contested in good faith, (h) certain Liens arising in the ordinary course of business and not in connection with the borrowing of money such as mechanics', materialmans', carriers' or other similar Liens, (i) Liens on property securing obligations issued by a domestic governmental issuer to finance the cost of acquisition or construction of such property, and (j) extensions, substitutions, replacements or renewals of the foregoing if the principal amount of the indebtedness secured thereby is not increased and is not secured by any additional assets. (Section 3.5 of the Senior Indenture)


Limitation on Sale and Lease-Back Transactions

     The Senior Indenture provides that, so long as any of the Senior Securities of a Series remain outstanding, unless the terms of any Series of Senior Securities provide otherwise, neither the Company nor any Consolidated Subsidiary may enter into any arrangement with any person (other than the Company) providing for the leasing by the Company or a Consolidated Subsidiary of any Principal Property (except for temporary leases for a term of not more than three years), which Principal Property has been or is to be sold or transferred more than 120 days after such Principal Property has been owned by the Company or such Consolidated Subsidiary and completion of construction and commencement of full operation thereof, by the Company or a Consolidated Subsidiary to such person (herein referred as a "Sale and Lease-Back Transaction"). (Sections 3.5 and 3.6 of the Senior Indenture)

     Such limitation will not apply to any Sale and Lease-Back Transaction if
(a) the net proceeds to the Company or such Consolidated Subsidiary from the sale or transfer equal or exceed the fair value (as determined by the Board of Directors of the Company) of the Principal Property so leased, (b) the Company or such Consolidated Subsidiary could incur Indebtedness secured by a Lien on the Principal Property to be leased pursuant to "Limitation on Liens" above in an amount equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Senior Securities or (c) the Company, within 120 days after the effective date of any such Sale and Lease-Back Transaction, applies an amount equal to the fair value (as determined by the Board of Directors of the Company) of the Principal Property so leased to (x) the retirement of Funded Debt (including Debt Securities) of the Company or (y) the acquisition of additional real property. (Section 3.6 of the Senior Indenture).

Certain Definitions

     The term "Attributable Debt," in respect of the Sale and Lease-Back Transactions described above, is defined to mean as of any particular time, the present value, discounted at the Composite Rate, of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the
lessor, be extended).   Sale and Lease-Back Transactions with respect to
facilities financed with certain tax exempt securities are excepted from the definition. (Section 1.1 of the Senior Indenture)

     The term "Consolidated Net Tangible Assets" is defined to mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof constituting Funded Debt by reason of being extendible or renewable), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of the Company and its Consolidated Subsidiaries and computed in accordance with generally accepted accounting principles. (Section 1.1 of the Senior Indenture)

     The term "Consolidated Subsidiary" is defined to mean a subsidiary of the Company the accounts of which are consolidated with those of the Company in accordance with generally accepted accounting principles. (Section 1.1 of the Senior Indenture)

     The term "Funded Debt" is defined to mean all indebtedness for the repayment of money borrowed, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, having a final maturity of more than 12 months after the date of its creation or having a final maturity of less than 12 months after the date of its creation but by its terms being renewable or extendible beyond 12 months after such date at the option of the borrower (excluding obligations under any capital leases). For the purpose of determining "Funded Debt," there shall be excluded any particular indebtedness if, on or prior to the final maturity thereof, there shall have been deposited with the proper depositary in trust the necessary funds for the payment, redemption or satisfaction of such indebtedness. (Section 1.1 of the Senior Indenture)

     The term "Principal Property" is defined to mean, as of any date, any building, structure or other facility together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing or production (other than any pollution control facility), in each case located in the United States, and owned or leased or to be owned or leased by the Company or any Consolidated Subsidiary, and in each case the net book value of which as of such date exceeds 2% of the Consolidated Net Tangible Assets of the Company as shown on the consolidated balance sheet contained in the latest filing of the Company with the Commission, other than any such land, building, structure or other facility or portion thereof which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Consolidated Subsidiaries, considered as one enterprise.

PROVISIONS APPLICABLE SOLELY
TO SUBORDINATED DEBT SECURITIES

     Subordination. The Subordinated Securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness (as defined below) of the Company. If the Company should default in the payment of any principal of or premium or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to the Company by the holders of such Senior Indebtedness or any trustee therefor and subject to certain rights of the Company to dispute such default and subject to proper notification of the Trustee, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for principal of, premium, if any, or interest, if any, on the Subordinated Securities, or in respect of any redemption, retirement, purchase or other acquisition of the Subordinated Securities other than those made in capital stock of the Company (or cash in lieu of fractional shares thereof). (Sections 14.1, 14.4 and 14.5 of the Subordinated Indenture)

     The term "Senior Indebtedness" is defined to mean indebtedness or obligations (other than the Subordinated Debt Securities) of, or guaranteed or assumed by, the Company for borrowed money which is evidenced by (i) bonds, debentures, notes, or other similar instruments, or (ii) capital leases, whether outstanding at the date of the Subordinated Indenture or subsequently incurred, unless the terms of such indebtedness provide that such indebtedness is not senior in right of payment to the Subordinated Debt Securities, and amendments, renewals, extensions, modifications and refinancings of any such indebtedness or obligations. (Section 1.1 of the Subordinated Indenture)

     If (i) without the consent of the Company a court shall enter an order for relief with respect to the Company under the United States federal bankruptcy laws or a judgment, order or decree adjudging the Company a bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the United States federal or state bankruptcy or insolvency laws or (ii) the Company shall institute proceedings for the entry of an order for relief with respect to the Company under the United States federal bankruptcy laws or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or similar relief under any applicable law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official in respect of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors, then all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) will first be paid in full before any payment or distribution, whether in cash, securities or other property, is made on account of the principal of, or interest, if any, on the Subordinated Securities. In such event, any payment or distribution on account of the principal of, or interest, if any, on the Subordinated Securities, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Subordinated Securities will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full. If any payment or distribution on account of the principal of, or interest, if any, on the Subordinated Securities of any character, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by a holder of any Subordinated Securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness shall have been paid in full, such payment or distribution of securities will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Subordinated Securities, together with the holders of any obligations of the Company ranking on a parity with the Subordinated Securities, will be entitled to be repaid from the remaining assets of the Company the amounts at that time due and owing on account of unpaid principal of or any interest on the Subordinated Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Company ranking junior to the Subordinated Securities and such other obligations. (Section 14.1 of the Subordinated Indenture)

     By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, than holders of the Subordinated Securities. In addition, other creditors of the Company who are not holders of Subordinated Securities or holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of Subordinated Securities. Such subordination will not prevent the occurrence of an Event of Default or limit the right of acceleration in respect of the Subordinated Securities.

EVENTS OF DEFAULT

     An Event of Default with respect to the Debt Securities of any Series is defined in each Indenture as: (i) default in the payment of any installment of interest upon any of the Debt Securities of such Series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; (ii) default in the payment of all or any part of the principal of any of the Debt Securities of such Series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise;
(iii) default in the performance, or breach, of any other covenant or warranty of the Company contained in the Debt Securities of such Series or set forth in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of a Series of Debt Securities other than that Series) and continuance of such default or breach for a period of 90 days after due notice by the applicable Trustee or by the holders of at least 25% in principal amount of the Outstanding Securities of that Series; or (iv) certain events of bankruptcy, insolvency or reorganization of the Company. (Section 5.1) Additional Events of Default may be added for the benefit of holders of certain Series of Debt Securities which, if added, will be described in the Prospectus Supplement relating to such Debt Securities. The Indentures provide that the Trustee shall notify the holders of Debt Securities of each Series of any continuing default known to the Trustee which has occurred with respect to that Series within 90 days after the occurrence thereof. The Indentures provide that notwithstanding the foregoing, except in the case of default in the payment of the principal of or interest on any of the Debt Securities of such Series the Trustee may withhold such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of Debt Securities of such Series. (Section 6.5)

     The Indentures provide that if an Event of Default with respect to any Series of Debt Securities shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of Debt Securities of that Series then outstanding may declare the principal amount of all Debt Securities of that Series to be due and payable immediately, but upon certain conditions such declaration may be annulled. (Section 5.1) Any past defaults and the consequences thereof (except a default in the payment of principal of or interest on Debt Securities of that Series) may be waived by the holders of a majority in principal amount of the Debt Securities of that Series then outstanding. (Section 5.9) The Senior Indenture also permits the Company to omit compliance with certain covenants in such Indenture with respect to Senior Securities of any Series upon waiver by the holders of a majority in principal amount of the Senior Securities of such Series then outstanding. (Section 3.7)

     Subject to the provisions of each Indenture relating to the duties of each Trustee, in case an Event of Default with respect to any Series of Debt Securities shall occur and be continuing, neither Trustee shall be under any obligation to exercise any of the trusts or powers vested in it by either Indenture at the request or direction of any of the holders of that Series, unless such holders shall have offered to such Trustee reasonable security or indemnity. (Section 6.1 and 6.2) The holders of a majority in aggregate principal amount of the Debt Securities of each Series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the applicable Indenture or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that Series; provided that the Trustee may refuse to follow any direction which is in conflict with any law or such Indenture and subject to certain other limitations. (Section 5.8)

     No holder of any Debt Security of any Series will have any right by virtue or by availing of any provision of the applicable Indenture to institute any proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to such Indenture or for any remedy thereunder, unless such holder shall have previously given the applicable Trustee written notice of an Event of Default with respect to Debt Securities of that Series and unless also the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that Series shall have made written request, and offered reasonable indemnity, to the applicable Trustee to institute such proceeding as trustee and the applicable Trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the applicable Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that Series a direction inconsistent with such request. (Section 5.5) However, the right of a holder of any Debt Security to receive payment of the principal of and any interest on such Debt Security on or after the due dates expressed in such Debt Security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder. (Section 5.6)

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     Each Indenture provides that the Company may consolidate with, or sell, convey or lease all or substantially all of its assets to, or merge with or into, any other corporation, if (i) either the Company is the continuing corporation, or the successor corporation is a domestic corporation and expressly assumes the due and punctual payment of the principal of and interest on all the Debt Securities outstanding under the Indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company and (ii) immediately after such merger or consolidation, or such sale, conveyance or lease, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing. (Section 9.1)

SATISFACTION AND DISCHARGE OF INDENTURES

     Each Indenture with respect to any Series (except for certain specified surviving obligations including, among other things, the Company's obligation to pay the principal of and interest on the Debt Securities of such Series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all principal of and interest on all the Debt Securities of such Series or the deposit with the applicable Trustee of cash or appropriate Government Obligations or a combination thereof sufficient for such payment or redemption in accordance with the Indenture and the terms of the Debt Securities of such Series. (Section 10.1)

MODIFICATION OF THE INDENTURES

     Each Indenture contains provisions permitting the Company and the applicable Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities of each Series at the time outstanding under such Indenture, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, such Indenture or any supplemental indenture with respect to the Debt Securities of such Series or modifying in any manner the rights of the holders of the Debt Securities of such Series; provided that no such supplemental indenture may (i) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount with respect to original issue discount) or interest thereon is payable or reduce the amount of original issue discount security payable upon acceleration or provable in bankruptcy or alter certain provisions of the Indenture relating to Debt Securities not denominated in U.S. dollars, or impair or affect the right of any holder of Debt Securities to institute suit for payment thereof or, if the Debt Securities provide therefor, any right of repayment at the option of the holders of the Debt Securities, without the consent of the holder of each Debt Security so affected, (ii) reduce the aforesaid percentage of Debt Securities of such Series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Debt Securities of such Series so affected or (iii) with respect to the Subordinated Indenture, modify the provisions relating to the subordination of the Subordinated Securities in a manner materially adverse to the Holders of the Subordinated Securities. (Section 8.2) Additionally, in certain prescribed instances, the Company and the Trustee may execute supplemental indentures without the consent of the holders of Debt Securities. (Section 8.1)

     The Subordinated Indenture may not be amended to alter the subordination of any outstanding Subordinated Securities without the consent of each holder of Senior Indebtedness then outstanding that would be materially adversely affected thereby. (Section 8.6 of the Subordinated Indenture)

DEFEASANCE AND COVENANT DEFEASANCE

     Each Indenture provides, if such provision is made applicable to the Debt Securities of any Series, that the Company may elect either (a) to terminate (and be deemed to have satisfied) all its obligations with respect to such Debt Securities (except for the obligations to register the transfer or exchange of such Debt Securities, to replace mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities, to compensate and indemnify the Trustee and to punctually pay or cause to be paid the principal of, and interest on, all Debt Securities of such Series when due) ("defeasance") or (b) with respect to the Senior Securities, to be released from its obligations with respect to such Senior Securities under
Section 3.5 and 3.6 of the Indenture (being the restrictions described above under "Limitations on Liens" and "Limitations on Sale and Leaseback Transactions") ("covenant defeasance"), upon the deposit with the Trustee, in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and interest, if any, on the outstanding Debt Securities of such Series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may be established only if, among other things, the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) with regard to certain matters, including an opinion to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance, as the case may be, had not occurred. The Prospectus Supplement may further describe these or other provisions, if any, permitting defeasance or covenant defeasance with respect to the Debt Securities of any Series. (Section 10.1)

APPLICABLE LAW

     The Debt Securities and the Indentures will be governed by, and construed in accordance with, the laws of the State of New York. (Section 11.8)

CONCERNING THE TRUSTEE

     The Senior Trustee may provide various commercial banking services to the Company from time to time.


                              PLAN OF DISTRIBUTION

     The Company may sell Offered Securities (i) through agents, (ii) through underwriters, (iii) through dealers or (iv) directly to purchasers (through a specific bidding or auction process or otherwise).

     Offers to purchase Debt Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Offered Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Debt Securities so offered and sold. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engaged in transactions with or perform services for the Company in the ordinary course of business.

     If an underwriter or underwriters are utilized in the sale of Offered Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of Offered Securities. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and such underwriters or their affiliates may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

     If a dealer is utilized in the sale of Offered Securities, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled, under agreements which may be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and such dealers or their affiliates may be customers of, extend credit to or engage in transactions with, or perform services for the Company in the ordinary course of business. The name of any dealer and the terms of the transactions will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Debt Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the Prospectus Supplement relating thereto.

     Debt Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Debt Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

     If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Such Contracts will be subject to only those conditions set forth in the Prospectus Supplement. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Debt Securities pursuant to Contracts accepted by the Company.

     The place and time of delivery for the Debt Securities in respect of which this Prospectus is delivered are set forth in the Prospectus Supplement.

                                 LEGAL MATTERS

     The validity of the issuance of the Debt Securities offered hereby will be passed upon for the Company by Kirkland & Ellis, special counsel to the Company. Certain legal matters in connection with the Debt Securities offered hereby will be passed upon for the underwriters, if any, by Sidley & Austin, Chicago, Illinois.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended May 29, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



Securities and Exchange Commission registration fee         $103,448
Rating Agency fees                                          $120,000
Trustees' fees                                              $ 10,000
Legal fees and expenses                                     $ 50,000
Accounting fees                                             $  3,000
Printing and engraving                                      $  3,000
Blue Sky fees and expenses (including legal
 fees and disbursements)                                    $ 10,000
Miscellaneous                                               $ 10,000
                                                            --------

                                                            $309,448
                                                            ========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware ("Section 145") gives corporations the power to indemnify directors and officers under certain circumstances. The Company's Restated Certificate of Incorporation provides for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

     Article XIII of the By-laws of the Registrant provides for the indemnification of officers, directors and others against losses as a result of acting on behalf of the Registrant.

     The Registrant also maintains directors and officers liability and corporate reimbursement insurance which provides for coverage against loss arising from claims made against directors and officers in their capacity as such. The general scope of coverage is any breach of duty, neglect, error, misstatement, misleading statement or omission. Such policy does not exclude liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS

     The exhibits listed on the Exhibit Index, page E-I, are filed as part of the Registration Statement.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      THE COMPANY HEREBY UNDERTAKES THAT:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (4) The undersigned registrant hereby undertakes with respect to the Subordinated Securities to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Franklin Park, State of Illinois, on the 19th day of January, 1995.

                                           DEAN FOODS COMPANY



                                           By: /s/Howard M. Dean
                                               ________________________
                                               Howard M. Dean
                                               Chairman of the Board and
                                               Chief Executive Officer

       Each person whose signature appears below hereby constitutes and appoints Howard M. Dean and Thomas L. Rose, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 19th day of January, 1995.


              Signature                                         Title
              ---------                                         -----
 /s/HOWARD M. DEAN                                Chairman of the Board and
- -----------------------------------                 Chief Executive Officer
       Howard M. Dean                               and Director


/s/THOMAS L. ROSE                                 President and Chief Operating
- -----------------------------------                 Officer and Director
       Thomas L. Rose


/s/DALE I. HECOX                                  Treasurer (Principal
- -----------------------------------                 Accounting Officer)
       Dale I. Hecox

/s/TIMOTHY J. BONDY                               Vice President - Finance
- -----------------------------------                 (Principal Financial
       Timothy J. Bondy                             Officer)


/s/LEWIS M. COLLENS                               Director
- -----------------------------------
       Lewis M. Collens


/s/PAULA H. CROWN                                 Director
- -----------------------------------
       Paula H. Crown


/s/WILLIAM D. FISCHER                             Director
- -----------------------------------
       William D. Fischer


/s/JOHN P. FRAZEE, JR.                            Director
- -----------------------------------
       John P. Frazee, Jr.


/s/BERT A. GETZ                                   Director
- -----------------------------------
       Bert A. Getz


/s/JOHN S. LLEWELLYN, JR.                         Director
- -----------------------------------
       John S. Llewellyn, Jr.


/s/ANDREW J. MC KENNA                             Director
- -----------------------------------
       Andrew J. McKenna


/s/THOMAS A. RAVENCROFT                           Senior Vice President and
- -----------------------------------                 Director
       Thomas A. Ravencroft


/s/ALEXANDER J. VOGL                              Director
- -----------------------------------
       Alexander J. Vogl

                                 EXHIBIT INDEX

Exhibit
Number                                                                           Page No.
- ------                                                                           --------
1.1      Form of Underwriting Agreement Basic Provisions for
         Senior Securities (to be filed as an Exhibit to a
         Current Report on Form 8-K at the time of an offering
         of securities)

1.2      Form of Underwriting Agreement Basic Provisions for
         Subordinated Securities (to be filed as an Exhibit to a Current Report on Form 8-K at the time of an offering of securities)

4.1 Form of Senior Indenture dated as of January 15, 1995, between the Company and Bank of America Illinois, as Trustee

4.2      Form of Senior Debt Securities

4.3      Form of Subordinated Indenture

4.4      Form of Subordinated Debt Securities

5.       Opinion of Kirkland & Ellis as to validity of issuance

12       Calculation of Ratio of Earnings to Fixed Charges

23.1     Consent of Price Waterhouse LLP

23.2 The consent of Kirkland & Ellis is included in their opinion filed as Exhibit 5 to this Registration
         Statement

24       Power of Attorney (contained on page II-4)

25.1     Form T-1, Statement of Eligibility under the Trust
         Indenture Act of 1939 of Bank of America Illinois
         (Senior Securities)

25.2     Form T-1, Statement of Eligibility under the Trust
         Indenture Act of 1939 (Subordinated Securities) (to be filed as an Exhibit to a Current Report on Form 8-K at the time of an offering of securities)



                                     E-1